                                                                   Exhibit 99.04

UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

     The following pro forma condensed combining financial information is set forth herein to give effect to the net proceeds to the Company from the sale of 9,000,000 shares of Common Stock being offered by the Company after deducting the underwriting discount and estimated offering expenses and the acquisition of Lacerte by the Company as if such Offering and acquisition had occurred as of the beginning of each period presented by combining the statements of operations data of (i) the Company for the year ended July 31, 1997 and Lacerte for the twelve month period from October 1, 1996 through September 30, 1997 and (ii) the Company for the six months ended January 31, 1998 and Lacerte for the six months ended March 31, 1998, respectively. The pro forma condensed combining balance sheet data gives effect to the issuance of the 9,000,000 shares by the Company in the Offering and the acquisition of Lacerte by the Company as if such issuance and acquisition had occurred on January 31, 1998. The pro forma combined consolidated financial information does not reflect any potential cost savings which may be obtained following the Pending Acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available. In particular, such adjustments include information based upon the Company's preliminary allocation of the purchase price for the Pending Acquisition, which is subject to adjustment, which could be material in amount, based upon the Company's further analysis. The pro forma condensed combining statements of operations is provided for illustrative purposes only and is not necessarily indicative of the combined results of operations that would have been reported had the Pending Acquisition occurred on August 1, 1996, nor does it represent a forecast of the combined future results of operations for any future period. All information contained herein should be read in conjunction with the Consolidated Financial Statements and the Notes thereto of the Company and ""Management's Discussion and Analysis of Financial Condition and Results of Operations'' included in the Company's Form 10-K for the year ended July 31, 1997, the Financial Statements and Notes thereto of Lacerte included in the Company's Form 8-K dated May 18, 1998 and the Notes to the unaudited pro forma condensed combining financial information.

                                           INTUIT        LACERTE
                                         FOR THE SIX   FOR THE SIX
                                           MONTHS        MONTHS
                                            ENDED         ENDED               PRO FORMA
                                         JANUARY 31,    MARCH 31,     -------------------------
     UNAUDITED PRO FORMA CONDENSED          1998          1998        ADJUSTMENTS      COMBINED
   COMBINING INCOME STATEMENT DATA:      -----------   -----------    -----------      --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATE)
Net revenue............................   $333,471      $ 64,208       $     --        $397,679
Costs and expenses:
  Cost of goods sold:
     Product...........................     67,875         3,185             --          71,060
     Amortization of purchased software
       and other.......................      1,353            --             --           1,353
  Customer service and technical
     support...........................     65,432         3,523             --          68,955
  Selling and marketing................     78,939         2,442             --          81,381
  Research and development.............     52,778         8,925             --          61,703
  General and administrative...........     18,207         9,150             --          27,357
  Other acquisition costs, including
     amortization of goodwill and
     purchased intangibles.............      8,861            --         61,316(e)       70,177
                                          --------      --------       --------        --------
       Total costs and expenses........    293,445        27,225         61,316         381,986
                                          --------      --------       --------        --------
       Income (loss) from
          operations...................     40,026        36,983        (61,316)         15,693
Interest and other income and expense,
  net..................................      4,271           331             --           4,602
Gain on disposal of business...........      4,321            --             --           4,321
                                          --------      --------       --------        --------
Net income (loss) before income taxes..     48,618        37,314        (61,316)         24,616
Provision for (benefit from) income
  taxes................................     19,533            71         (9,672)(f)       9,932
                                          --------      --------       --------        --------
Net income (loss)......................   $ 29,085      $ 37,243       $(51,644)       $ 14,684
                                          ========      ========       ========        ========
Basic net income per share.............   $   0.61                                     $   0.26
                                          ========                                     ========
Shares used in computing basic net
  income per share.....................     47,322                        9,000(a)       56,322
                                          ========                     ========        ========
Diluted net income per share...........   $   0.59                                     $   0.25
                                          ========                                     ========
Shares used in computing diluted net
  income per share.....................     48,929                        9,000(a)       57,929
                                          ========                     ========        ========

                            See accompanying notes.

                                        INTUIT          LACERTE
                                     FOR THE YEAR     FOR THE YEAR             PRO FORMA
                                         ENDED           ENDED         -------------------------
   UNAUDITED PRO FORMA CONDENSED     JUL. 31, 1997   SEPT. 30, 1997    ADJUSTMENTS      COMBINED
 COMBINING INCOME STATEMENT DATA:    -------------   --------------    -----------      --------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue........................    $598,925         $ 69,474        $     --        $668,399
Costs and expenses:
  Cost of goods sold:
     Product.......................     137,281            4,417              --         141,698
     Amortization of purchased
       software and other..........       1,489               --              --           1,489
  Customer service and technical
     support.......................     119,762            5,768              --         125,530
  Selling and marketing............     162,047            4,499              --         166,546
  Research and development.........      93,018           14,091              --         107,109
  General and administrative.......      37,460           15,620              --          53,080
  Charge for purchased research and
     development...................      11,009               --              --          11,009
  Other acquisition costs,
     including amortization of
     goodwill and purchased
     intangibles...................      26,543               --         122,632(e)      149,175
  Restructuring costs..............      10,356               --              --          10,356
                                       --------         --------        --------        --------
          Total costs and
            expenses...............     598,965           44,395         122,632         765,992
                                       --------         --------        --------        --------
          Income (loss) from
            operations.............         (40)          25,079        (122,632)        (97,593)
Interest and other income and
  expense, net.....................       9,849              471              --          10,320
                                       --------         --------        --------        --------
Income (loss) from continuing
  operations before income taxes...       9,809           25,550        (122,632)        (87,273)
Provision for (benefit from) income
  taxes............................      12,741              322         (39,155)(f)     (26,092)
                                       --------         --------        --------        --------
Income (loss) from continuing
  operations.......................      (2,932)          25,228         (83,477)        (61,181)
Gain from sale of discontinued
  operations, net of income tax
  provision of $52,617,000.........      71,240               --              --          71,240
                                       --------         --------        --------        --------
Net income (loss)..................    $ 68,308         $ 25,228        $(83,477)       $ 10,059
                                       ========         ========        ========        ========
Basic loss per share from
  continuing operations............    $  (0.06)                                        $  (1.10)
Basic income per share from sale of
  discontinued operations..........        1.53                                             1.28
                                       --------                                         --------
Basic net income per share.........    $   1.47                                         $   0.18
                                       ========                                         ========
Shares used in computing basic net
  loss per share...................      46,424                            9,000(a)       55,424
                                       ========                         ========        ========
Diluted loss per share from
  continuing operations............    $  (0.06)                                        $  (1.08)
Diluted income per share from sale
  of discontinued operations.......        1.50                                             1.26
                                       --------                                         --------
Diluted net income per share.......    $   1.44                                         $   0.18
                                       ========                                         ========
Shares used in computing net income
  (loss) per share.................      47,448                            9,000(a)       56,448
                                       ========                         ========        ========

                            See accompanying notes.

                                      INTUIT       LACERTE              PRO FORMA
                                    JANUARY 31,   MARCH 31,    ---------------------------
  UNAUDITED PRO FORMA CONDENSED        1998         1998       ADJUSTMENTS       COMBINED
  COMBINING BALANCE SHEET DATA:     -----------   ---------    -----------      ----------
                                                        (IN THOUSANDS)
              ASSETS
Current assets:
  Cash and cash equivalents.......   $105,532     $  6,621      $ 410,275(a)
                                                                 (400,000)(b)   $  122,428
  Short-term investments..........    143,179           --             --          143,179
  Marketable securities...........    394,049           --             --          394,049
  Accounts receivable, net........    170,277        8,513             --          178,790
  Notes
     receivable -- shareholders...         --        3,068             --            3,068
  Inventories.....................      4,811           --             --            4,811
  Prepaid expenses................     18,622          163             --           18,785
                                     --------     --------      ---------       ----------
          Total current assets....    836,470       18,365         10,275          865,110
Property and equipment, net.......     70,574        2,966             --           73,540
Intangibles from Lacerte
  Acquisition.....................         --           --        394,822(b)
                                                                  (20,300)(c)      374,522
Purchased intangibles, net........     13,676        1,104             --           14,780
Goodwill, net.....................     19,190           --                          19,190
Investments.......................      2,000           --             --            2,000
Restricted investments............     32,493           --             --           32,493
Other assets......................      2,678          386             --            3,064
                                     --------     --------      ---------       ----------
          Total assets............   $977,081     $ 22,821      $ 384,797       $1,384,699
                                     ========     ========      =========       ==========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable................   $ 59,535     $    771      $      --       $   60,306
  Accrued compensation and related
     liabilities..................     20,595        1,703             --           22,298
  Deferred revenue................     38,602        1,002             --           39,604
  Income taxes payable............     16,940           --         (7,714)(c)        9,226
  Deferred income taxes...........     92,147           --             --           92,147
  Other accrued liabilities.......    156,267        4,167         10,000(b)       170,434
                                     --------     --------      ---------       ----------
          Total current
            liabilities...........    384,086        7,643          2,286          394,015
Deferred income taxes.............        300           --             --              300
Long-term notes payable...........     31,253           --             --           31,253
Commitments and contingencies
Stockholders' equity:
  Preferred stock.................         --           --             --               --
  Common stock....................        478           --             90(a)           568
Additional paid-in capital........    577,542           12        410,185(a)
                                                                      (12)(d)      987,727
Net unrealized gain on marketable
  securities......................    117,929           --             --          117,929
Cumulative translation adjustment
  and other.......................       (361)          --             --             (361)
Retained earnings (accumulated
  deficit)........................   (134,146)      15,166        (15,166)(d)
                                                                    7,714(c)
                                                                  (20,300)(c)     (146,732)
                                     --------     --------      ---------       ----------
          Total stockholders'
            equity................    561,442       15,178        382,511          959,131
                                     --------     --------      ---------       ----------
          Total liabilities and
            stockholders'
            equity................   $977,081     $ 22,821      $ 384,797       $1,384,699
                                     ========     ========      =========       ==========

                            See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

     Note 1. The unaudited pro forma condensed combining balance sheet of Intuit and Lacerte has been prepared as if the Pending Acquisition, which is being accounted for as a purchase, was completed as of January 31, 1998. Based on an aggregate purchase price of $400 million, plus $10 million of direct and indirect acquisition costs, and approximately $8 million in liabilities assumed, a total of $418 million was allocated to the Lacerte March 31, 1998 balance sheet. Actual balance sheets of Intuit and Lacerte will be combined at the effective date of the Pending Acquisition.

     The preliminary allocation of the purchase price among the identifiable tangible and intangible assets was based on a preliminary appraisal of the fair market value of those assets. Such preliminary purchase price allocation is subject to adjustment based upon the Company's further analysis, which adjustment could be material in amount. Specifically, purchased research and development was identified and valued through interviews concerning each Lacerte developmental project. Expected future cash flows of each developmental project were discounted to present value taking into account risks associated with the inherent difficulties and uncertainties in completing the project, and thereby achieving technological feasibility, and risks related to the viability of and potential changes in future target markets.

     The above preliminary analysis and valuation resulted in a value of approximately $20 million for purchased research and development which has not yet reached technological feasibility and does not have alternative future uses. Therefore, in accordance with generally accepted accounting principles, this amount has been written off as a pro forma adjustment.

     Using the same methodology, other intangibles were identified and preliminarily valued. Expected future cash flows associated with these intangibles were discounted to present value taking into account risks related to the characteristics of each item. The amounts preliminarily identified as intangible assets as well as goodwill arising from the transaction are expected to be amortized over estimated useful lives ranging from three to five years.

     Note 2. The Intuit statement of operations for the year ended July 31, 1997 has been combined with the Lacerte statement of income for the year ended September 30, 1997. Additionally, the Intuit statement of operations for the six month period ended January 31, 1998 has been combined with Lacerte's statement of income for the six month period ended March 31, 1998. This method of combining the two companies is for the presentation of unaudited pro forma condensed combining financial statements only. Actual statements of operations of Intuit and Lacerte will be combined from the effective date of the Pending Acquisition with no retroactive restatement. The unaudited pro forma condensed combining financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Intuit and the combined financial statements of Lacerte for the indicated periods.

     Note 3. The unaudited pro forma condensed combining statements of operations for Intuit and Lacerte have been prepared as if the Pending Acquisition was completed as of the beginning of each period presented. The unaudited pro forma combined net loss per share is based on the weighted average number of common shares of Intuit Common Stock outstanding during the period, adjusted to give effect to 9,000,000 shares of the Company's Common Stock to be issued pursuant to the Company's public offering, the proceeds of which are to be used to fund the purchase price for the Pending Acquisition.

     Note 4. Lacerte has elected under the Internal Revenue Code to be an "S" corporation. In lieu of federal corporate income taxes, the stockholders of an "S" corporation are taxed on their proportionate shares of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in Lacerte's financial statements, as the tax effects of the Company's activities accrue to the individual stockholders. The unaudited pro forma condensed combining statements of operations include pro forma adjustments to adjust Lacerte's earnings as if they were subject to the corporate tax treatment of a "C" corporation.

     Note 5. The unaudited pro forma condensed combining statements of operations for Intuit and Lacerte do not include the approximate $20 million charge for acquired in-process research and development arising from the Pending Acquisition, as it is a material nonrecurring charge. This charge will be included in the actual consolidated statements of operations of Intuit in the fiscal quarter in which the Pending Acquisition closes.

     Note 6. The following pro forma adjustments are reflected in the unaudited pro forma condensed combining financial information and are required to allocate the preliminary purchase price and acquisition costs to the net assets to be acquired from Lacerte based on their fair value, as determined by a preliminary appraisal, and to reflect the write-off of purchased research and development identified in the purchase price allocation:

     (a) Reflects $410,275,000 of net proceeds to the Company from the sale of 9,000,000 shares of Common Stock at a public offering price of $47.375 per share after deducting the underwriting discount and estimated offering expenses.

     (b) Reflects the allocation of the purchase price, based on fair market values, to the historical balance sheet.

     (c) Reflects the write-off of purchased research and development identified in the purchase price allocation and the related pro forma tax effects. The pro forma statements of operations exclude the write-off of purchased research and development due to its non-recurring nature.

     (d) Reflects the elimination of Lacerte's equity accounts.

     (e) Reflects the amortization of intangibles associated with the purchase of Lacerte as if the acquisition was completed as of the beginning of each period presented. Amortization is over the estimated useful lives of the assets acquired (generally between three and five years).

     (f) Reflects the effect of treating Lacerte as an "S" corporation versus a "C" corporation for federal and state tax purposes.